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                                                                     EXHIBIT 8.2


October 28, 1997




To the Security Holders and Partners
Referenced Herein:



Re: Certain Federal Income Tax Consequences of the Acquisitions by American Physician Partners, Inc. ("APPI") of the Entities set forth on Schedule A


Ladies and Gentlemen:


We have been asked, as special counsel to APPI, to render this opinion regarding certain federal income tax consequences of the exchange of shares by the owners of equity interests in the organizations listed in Schedule A hereto (the "Entities") for shares of common stock of APPI and cash pursuant to the transactions set forth on Schedule A (the "Acquisitions"). The term "Certificates" refers to the certificates that we have requested from each of the Entities, APPI and the security holders and partners of the Entities (the "Security Holders" and "Partners," respectively). This opinion is directed to and may be relied upon by the Security Holders and Partners of the Entities.



In addition to the Acquisitions, APPI will complete an initial public offering (the "IPO") of shares of its common stock in a closing that will occur simultaneously with the Acquisitions. The obligations of the parties to consummate the Acquisitions and the ability of APPI to complete the IPO are each subject to the completion and consummation of the other transaction. Each of the agreements relating to the Acquisitions described on Schedule A are hereinafter referred to collectively as the "Acquisition Agreements." References to the Registration Statements are to the Registration Statement on Form S-4 of APPI (Registration No. 333-31611) filed with the Securities and Exchange
Commission with respect to the Acquisitions and the Registration Statement on Form S-1 of APPI (Registration No. 333-30205) filed with the Securities and Exchange Commission with respect to the IPO. All terms not defined herein shall have the respective meanings assigned to them in the Registration Statement on Form S-4 of APPI.

American Physician Partners, Inc.
October 27, 1997
Page 2



In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Acquisition Agreements, the Certificates, the Registration Statements, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have relied, as to matters of fact, solely upon the matters set forth in the Acquisition Agreements; the Certificates; the Registration Statements; and the assumptions contained herein. We have not undertaken any independent investigation or verification as to any such factual matters.


In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial and administrative authorities and interpretative rulings of the Internal Revenue Service (the "IRS").

                                   ASSUMPTIONS


In rendering the opinions set forth below, we have assumed that (1) the Acquisitions will be consummated in the manner described in the Acquisition Agreements, (2) the representations and assumptions contained in the Certificates and on which we are relying as set forth above constitute actual facts as of the date of this opinion and continuing through the time at which the Acquisitions are effective (the "Effective Time"), (3) each representation made to the best of the knowledge of any person constitutes an actual fact, (4) no Target Shareholder has or, on or before the Effective Time, will have a plan or intent to dispose of shares of APPI common stock to be received in the Acquisitions or to dispose of any interest in the Entities in anticipation of the Acquisitions, (5) all signatures on all documents we examined and on all Certificates delivered to us are genuine, (6) all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies are in conformity with the original documents, and (7) the Acquisitions to be effected by means of a merger qualify as a merger under the corporation law of the States in which the corporations that are parties to the merger are incorporated.

American Physician Partners, Inc.
October 27, 1997
Page 3


                                     OPINION

Based on the facts and assumptions set forth above and upon our examination of the Acquisition Agreements, the Certificates, the Registration Statements and the relevant legal authorities, it is our opinion that:


         (A) Each of the mergers (the "Merger") of the Entities described on Schedule B (the "Merger Entities") with and into APPI will qualify as a reorganization described in Section 368(a) of the Code. The Merger Entities and APPI will each be "a party to such reorganization" described in Section 368(b) of the Code.



         (B) The exchange (the "Exchange") of Old Shares or Old Partnership Interests by security holders or partners of the Entities (the "Security Holders" and "Partners," respectively) for shares of APPI Common Stock in the Acquisitions will be exchanges described in Section 351 of the Code.



         (C) Except as set forth below, for federal income tax purposes, no gain or loss will be recognized by the Security Holders or Partners who exchange their Old Shares or Old Partnership Interests for APPI Common Stock in the Merger or Exchange, as the case may be.


         (D) The aggregate tax basis of APPI Common Stock received in the Merger or Exchange, as the case may be, will equal the aggregate tax basis of the Old Shares or Old Partnership Interests, as the case may be, exchanged therefor, and in the case of the Old Partnership Interests, reduced by the Partners' share of partnership liabilities assumed by APPI.


         (E) No gain or loss will be recognized by each of the Entities in the Merger or Exchange, as the case may be.


         (F) Provided that the Old Shares or Old Partnership Interests are held as a capital asset at the Effective Time of a given Merger or the Closing Date of a given Exchange, the holding period of APPI Common Stock will include the holding period of such Old Shares or Old Partnership Interests except, in the case of the Old Partnership Interests, to the extent that the APPI Common Stock is deemed to be received in exchange for assets described in Section 751 of the Code, the holding period of such APPI Common Stock will commence on the day following the date of the Exchange.

American Physician Partners, Inc.
October 27, 1997
Page 4




         (G) For federal income tax purposes, Security Holders and Partners will recognize income and/or gain from such Acquisitions only to the extent that they receive (or are deemed to receive) cash or property other than APPI Common Stock.



Our opinion is limited to the specific matters described above. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Acquisitions. The opinion does not address all of the tax consequences that may result from the Acquisitions or other transactions (including any transaction undertaken in connection with or in contemplation of the Acquisitions) which may be material to an individual Security Holder or Partner based on his or her particular tax situation. In particular, we express no opinion regarding (i) other corporate and/or partnership level tax consequences of the Acquisitions to the Entities or APPI, including without limitation the recognition of gain or the survival and/or availability, after the Acquisitions, of any of the federal income tax attributes or elections of the Entities; (ii) the tax consequences of any transaction in which an interest in one or more of the Entities or a right to acquire an interest in one or more of the Entities was received; (iii) the tax consequences of the Acquisitions to holders of options, warrants or other rights to acquire an interest in one or more of the Entities; (iv) the tax consequences to any person on the release or return of shares pursuant to any indemnity agreements; (v) the tax consequences of the payment to the Security Holders and Partners by APPI of any indemnity payment; or (vi) the tax consequences of any transaction (including the Acquisitions) if all the transactions described in the Acquisition Agreements are not consummated in accordance with the terms of such Acquisition Agreements, without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.


No ruling will be requested from the IRS regarding the Acquisitions. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not successfully challenge the taxpayers' tax treatment of the Acquisitions. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to the Acquisitions and that such changes could result in a materially different result than the result described in this opinion.

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American Physician Partners, Inc.
October 27, 1997
Page 5



The opinions set forth above represent our conclusions based upon the documents reviewed by us, the facts and assumptions presented to us and stated herein. Any material amendments to such documents or changes in any fact or assumption stated herein or in the Certificates could affect the opinions expressed herein.


This opinion is delivered and is effective as of the date of this opinion. Accordingly, this opinion is based on matters existing as of such date. The opinions set forth herein may not be used and may not be provided to or relied upon by others without our express written consent.



                                                  Very truly yours,


                                                  /s/ HAYNES AND BOONE, L.L.P.
                                                  -----------------------------
                                                      Haynes and Boone, L.L.P.

                                   SCHEDULE A
                                   ----------

(to Haynes and Boone, L.L.P.'s tax opinion to American Physician Partners, Inc.)


Entity Name                                                     Description of Transaction
-----------                                                     --------------------------

Ad Rad, Inc.                                                    Direct Merger
AIOC of Rockland, Inc.                                          Direct Merger
CIA of Rockland, Inc.                                           Direct Merger
Fideco, Inc.                                                    Direct Merger
Lexington MR, Ltd.                                              Exchange
M&S X-Ray Associates, P.A.                                      Direct Merger
Madison Square Joint Venture                                    Exchange
MRI of Rockland, Inc.                                           Direct Merger
NMR of Rockland, Inc.                                           Direct Merger
Pacific Imaging Consultants, A Medical Group, Inc.              Reverse Triangular Merger
PIA, Inc.                                                       Direct Merger
Radiology and Nuclear Medicine, A Professional Association      Direct Merger
RRG of Rockland, Inc.                                           Direct Merger
San Antonio MR, Inc.                                            Direct Merger
San Antonio MRI Partnership No. 2, Ltd.                         Exchange
South Texas MR, Inc.                                            Direct Merger
South Texas No. 1 MRI Limited Partnership                       Exchange
Total Medical Imaging, Inc.                                     Reverse Triangular Merger
Valley Radiologists Medical Group, Inc.                         Reverse Triangular Merger
WIC of Rockland, Inc.                                           Direct Merger

                                   SCHEDULE B
                                   ----------

(to Haynes and Boone, L.L.P.'s tax opinion to American Physician Partners, Inc.)

Entities Merging with APPI
--------------------------

Ad Rad, Inc.
AIOC of Rockland, Inc.
CIA of Rockland, Inc.
Fideco, Inc.
M&S X-Ray Associates, P.A.
MRI of Rockland, Inc.
NMR of Rockland, Inc.
PIA, Inc.
Radiology and Nuclear Medicine, A Professional Association
RRG of Rockland, Inc.
San Antonio MR, Inc.
South Texas MR, Inc.
WIC of Rockland, Inc.